EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PhotoWorks, Inc. (the "Company") on Form 10-Q for the period ending December 27, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Philippe Sanchez, Chief Executive Officer of the Company, and Loran Cashmore Bond, Chief Accounting Officer certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, as of the date hereof, to the best of our knowledge and belief:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the stated periods.


Signature: /s/ Philippe Sanchez              Signature: /s/ Loran Cashmore Bond
           ------------------------                     ------------------------
           Philippe Sanchez                             Loran Cashmore Bond
           Chief Executive Officer                      Chief Accounting Officer

Dated: February 10, 2004                     Dated: February 10, 2004


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